SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Bank of the Ozarks, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 17901 Chenal Parkway, Little Rock, AR 72223, on Tuesday, April 21, 2009 at 1:00 p.m., local time, for the following purposes:

1.	To elect the eleven (11) directors named in the attached proxy statement.

2.	To ratify the Audit Committee’s selection and appointment of the accounting firm of Crowe Horwath LLP (formerly Crowe Chizek and Company LLC) as independent auditors for the year ending December 31, 2009.

3.	To approve the Company’s 2009 Restricted Stock Plan.

4.	To approve, on an advisory basis, the Company’s executive compensation as described in the proxy statement.

5.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only Shareholders of record at the close of business on February 20, 2009 will be entitled to vote at the 2009 Annual Meeting and any adjournments or postponements thereof.

The Company’s proxy statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2008 is also enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George Gleason
George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

Little Rock, Arkansas

March     , 2009

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

Important notice regarding the availability of proxy materials for the Shareholder Meeting to be held on April 21, 2009. The Company’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2008 is also available at www.proxyvote.com by entering the control number found on your proxy card.

P.O. BOX 8811

LITTLE ROCK, ARKANSAS 72231-8811

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

APRIL 21, 2009

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the 2009 Annual Meeting of Shareholders of Bank of the Ozarks, Inc. (the “Company”) to be held at the Company’s office, 17901 Chenal Parkway, Little Rock, Arkansas 72223 on Tuesday, April 21, 2009 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of the Company. This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

Any Shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2009 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of the 2009 Annual Meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

This proxy material is first being mailed to Shareholders on or about March     , 2009.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has selected February 20, 2009 as the record date (the “Record Date”) for the 2009 Annual Meeting. Only those holders of record of common stock as of the close of business on the Record Date are entitled to notice of and to vote at the 2009 Annual Meeting. At the close of business on the Record Date, there were (i) 16,864,740 shares of common stock, $0.01 par value per share, (the “Common Stock”), and (ii) 75,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Series A Preferred Stock”), issued and outstanding. The holder of the Series A Preferred Stock does not presently have the right to vote the Series A Preferred Stock at the 2009 Annual Meeting. As used in this proxy statement, the term “Shareholder” means a holder of Common Stock, unless the context requires otherwise.

At the meeting each holder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company’s Board. The stock transfer books of the Company will not be closed.

The enclosed form of proxy provides a method for Shareholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked “FOR ALL.” To withhold authority to vote for all nominees, check the box marked “WITHHOLD ALL.” To withhold authority to vote for individual nominee(s), mark the “FOR ALL EXCEPT” box and follow instructions to indicate the name(s) of such nominee(s). By checking the box marked “WITHHOLD ALL,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes entitled to be cast in the election of directors at the meeting is required for election of each nominee to the Board. Shareholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Company’s Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at 11 for the ensuing year. The Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the Shareholders in accordance with the Company’s bylaws.

The Company’s Amended and Restated Articles of Incorporation, as amended, contain a provision that allows the Board, by resolution and without any further action by the Shareholders, to classify or stagger the Board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year. The Board has not elected to classify the board positions in the upcoming election.

The following slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this proxy statement and to serve if elected. Each nominee presently serves as a member of the Board. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

Certain information for each nominee is set forth below. Unless otherwise indicated there has been no change in principal occupation or employment during the past five years for these nominees.

The Board recommends that Shareholders vote FOR the election of each nominee. Proxies solicited by the Board will be so voted unless Shareholders specify a contrary choice in their proxies.

Nominees for Election as Directors

George Gleason, age 55, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

Mark Ross, age 53, Vice Chairman, President and Chief Operating Officer. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer in 2002. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

Jean Arehart, age 68, Retired Senior Lending Officer and Chairman of the Loan Committee of the Company’s bank subsidiary. Ms. Arehart joined the Company’s bank subsidiary as Senior Vice President in 1996, was named Executive Vice President in 1997, served as President of the Mortgage Division from January 2000 until September 2004 and then served as Senior Lending Officer and Chairman of the Loan Committee until her retirement in January 2005. She was elected as a director of the Company and its bank subsidiary in 2002. In May 1999 Ms. Arehart resigned employment with the bank subsidiary but returned in January 2000. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to 1996.

Steven Arnold, age 48, Director since 2001. Mr. Arnold is an ordained minister and has served as Senior Pastor of St. Mark Baptist Church in Little Rock, Arkansas since 1989. He attended Louisiana Tech University and Arkansas State University before receiving his B.A. from Philander Smith College in Little Rock.

Richard Cisne, age 58, Director since 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A.

Robert East, age 61, Director since 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas.

Linda Gleason, age 54, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company’s Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

Henry Mariani, age 70, Director since 1997. Mr. Mariani is Chairman and Chief Executive Officer of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with catalogs featuring executive gifts and hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

James Matthews, age 47, Director since 2004. Mr. Matthews is Executive Vice President of General Properties, Inc., a commercial real estate development and management company. He has attended the University of Arkansas.

R. L. Qualls, age 75, Director since 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Dr. Qualls holds a B.S. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

Kennith Smith, age 77, Director since 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

Linda Gleason is the wife of George Gleason. Except for the foregoing no family relationships exist among any of the above named persons. Unless otherwise indicated each of the above named persons serves in the same position with the Company’s bank subsidiary.

Each of the nominees for the Board was elected by Shareholders at last year’s annual meeting. It is the Company’s policy that all directors attend the annual meeting of Shareholders. All Board members who were nominated for election at the Company’s 2008 meeting of Shareholders were in attendance at such meeting.

During 2008 the Board met on ten occasions. In 2008 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except Henry Mariani who attended seven of ten board meetings and Steven Arnold who attended five of seven Personnel and Compensation Committee meetings. Under the Company’s Corporate Governance Principles, each director is expected to attend Board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities.

The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Nominating and Governance Committee will consider any and all Shareholder suggestions for names of nominees to the Board for the 2010 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 22, 2009. A Shareholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the Shareholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by a Shareholder, the committee or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by Shareholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following important attributes and qualifications as established by the committee:

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of Shareholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	Commitment of sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong educational background.

•	Strong community ties in the Company’s markets that can assist the Company from time to time in its business development efforts.

The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming Board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the committee.

The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under The NASDAQ Stock Market Inc. (“NASDAQ”) listing standards: Jean Arehart, Steven Arnold, Richard Cisne, Robert East, Henry Mariani, James Matthews, R.L. Qualls and Kennith Smith.

Governance Initiatives

The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as NASDAQ listing standards. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a revised Nominating and Governance Committee Charter (revised March 21, 2006), (3) adopted a revised set of Corporate Governance Principles (revised March 21, 2006), (4) adopted a revised Code of Ethics (revised January 16, 2007), (5) established an independent Audit Committee, (6) adopted a revised Audit Committee Charter (revised January 20, 2009), (7) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors, (8) established an independent Personnel and Compensation Committee and (9) adopted a revised Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee (revised February 23, 2009). The revised Personnel and Compensation Committee Charter adds specific responsibilities with respect to the Personnel and Compensation Committee’s review of certain executive compensation matters as required by applicable law including the Emergency Economic Stabilization Act of 2008 (the “Stabilization Act”), as amended by the American Recovery and Reinvestment Act of 2009 (the “Recovery Act”), and the applicable federal regulations adopted thereunder. Copies of the currently effective Audit Committee Charter, Personnel and Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Ethics and Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

The Company, the Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

The following is a brief description of the functions of the Company’s principal committees. A complete description of the duties and responsibilities of each committee can be found in its written charter, set forth on our website.

Nominating and Governance Committee. The Nominating and Governance Committee met two times in 2008. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of Shareholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding such succession plans, (4) lead the Board in its annual review of the

Board’s performance, (5) determine the independent status of directors under the director independence rules of NASDAQ, and (6) review and approve certain transactions between the Company and its officers, directors or affiliates. During 2008 the Nominating and Governance Committee was comprised of the following four directors: R.L. Qualls as Chairman, Bob East, Henry Mariani and Kennith Smith. This Committee has determined that Messrs. Qualls, East, Mariani and Smith were “independent” under NASDAQ listing standards in 2008, and continue to be independent, and these determinations have been subsequently ratified by the Board. Assuming their re-election to the Board, Messrs. Qualls, East, Mariani and Smith are expected to serve on the Nominating and Governance Committee in 2009.

Audit Committee. The Audit Committee met four times in 2008. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Henry Mariani, as Chairman, Ian Arnof, Richard Cisne and R. L. Qualls served on the Audit Committee for 2008. The Nominating and Governance Committee has determined that in 2008 each of these individuals qualified as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and NASDAQ listing standards related to audit committees, and met all other applicable standards for service on the Audit Committee. In addition, the Nominating and Governance Committee has determined that in 2008 Henry Mariani, the Chairman of the Audit Committee, and Richard Cisne each qualified as an “audit committee financial expert” within the meaning of the regulations of the SEC. The Nominating and Governance Committee has further determined that such individuals continue to qualify as “independent” and meet all other applicable standards for service on the Audit Committee, and that Messrs. Mariani and Cisne continue to qualify as an “audit committee financial expert”. All such determinations by the Nominating and Governance Committee have been ratified by the Board. (See the Report of the Audit Committee on page 38 of this proxy statement.) Mr. Arnof will not stand for re-election as a director and will cease to serve on the Audit Committee effective April 21, 2009. Assuming their re-election to the Board, Messrs. Mariani, Cisne and Qualls are expected to serve on the Audit Committee for 2009.

Personnel and Compensation Committee. The Personnel and Compensation Committee (the “Compensation Committee”) met seven times in 2008. The Compensation Committee reviews, evaluates and approves compensation plans, policies and programs of the Company, reviews and approves compensation for the Company’s directors, considers, approves and reviews all salaries, incentive plans and bonuses for officers and employees, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company’s stock option plans, and oversees staff training and educational programs. The Compensation Committee also discusses with management the Company’s Compensation Discussion and Analysis, found elsewhere in this proxy statement. Robert Trevino, as Chairman, Steven Arnold, Henry Mariani, R. L. Qualls and Kennith Smith served as the Compensation Committee for 2008. The Nominating and Governance Committee has determined that Messrs. Trevino, Arnold, Mariani, Qualls and Smith were “independent” under NASDAQ listing standards in 2008, and continue to be independent, and these determinations have been subsequently ratified by the Board. Mr. Trevino will not stand for re-election as a director and will cease to serve on the Compensation Committee effective April 21, 2009. Assuming their re-election to the Board, Messrs. Arnold, Mariani, Qualls and Smith are expected to serve on the Compensation Committee in 2009.

Trust Committee. The Trust Committee met four times in 2008. The operation of the Trust Division and the administration of its trust accounts are overseen by the Trust Committee. In 2008, Mark Ross as Chairman, Jean Arehart, Robert East, Linda Gleason, James Matthews, Dan Rolett, Executive Vice President of the Company, and Robert Trevino served on the Trust Committee. Mr. Trevino will not stand for re-election as a director and will cease to serve on the Trust Committee effective April 21, 2009. Assuming their re-election to the Board, Messrs. Ross, East and Matthews, Ms. Arehart and Ms. Gleason are expected to continue to serve on the Trust Committee in 2009 along with Mr. Rolett.

Loan Committee. The Loan Committee met 48 times in 2008. In 2008 the Loan Committee was comprised of Scott Hastings, President of the Leasing Division, Darrel Russell, President of the Central Division and Jack McCray, Executive Vice President of Real Estate Acquisition and Development plus any five or more members of the Board. During 2008 Jean Arehart, George Gleason, James Matthews, R. L. Qualls and Kennith Smith served as such five board members when available, and other Board members were selected to serve by the Chief Executive Officer (“CEO”) in the absence of one or more of such Board members. For 2009 it is expected that the Loan Committee will continue to be comprised of these three Company officers named above and any five or more Board members. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $3 million, up to the lending limit of the bank subsidiary, and for administering other aspects of the lending function. Messrs. Gleason and Russell serve as co-chairmen of this committee.

ALCO and Investments Committee. The ALCO and Investments Committee met five times in 2008. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investments Committee. Paul Moore, as Chairman, Susan Blair, George Gleason, Scott Hastings, Greg McKinney, Dan Rolett, Mark Ross and Tyler Vance, officers of the Company, served on the ALCO and Investments Committee in 2008, along with Danny Criner, who retired from the Company and ceased to serve on the ALCO and Investments Committee effective September 5, 2008. Messrs. Moore, Gleason, Hastings, McKinney, Rolett, Ross and Vance and Ms. Blair are expected to continue to serve on the ALCO and Investments Committee in 2009.

Process for Communicating with Board Members

The Board has established a process for Shareholders to communicate with R.L. Qualls, the presiding independent director of the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy solicitation are subject to additional requirements that are discussed separately in this proxy solicitation. See “Election of Directors – Nominees for Election as Director” and “Shareholder Proposals.”

BOARD PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board selected and appointed the accounting firm of Crowe Horwath LLP (formerly Crowe Chizek and Company LLC) as independent auditors for the year ending December 31, 2009, and seeks ratification of the appointment by the Company’s Shareholders. This will be the fourth year Crowe Horwath LLP has served as the Company’s independent auditors.

If the appointment of Crowe Horwath LLP as independent auditors for the year ending December 31, 2009 is not ratified, the matter will be referred to the Audit Committee for further review.

The Board recommends a vote FOR the ratification of the Audit Committee’s selection and appointment of Crowe Horwath LLP as independent auditors for the year ending December 31, 2009. Proxies solicited by the Board will be so voted unless Shareholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required for the ratification of independent auditors.

BOARD PROPOSAL NO. 3: APPROVAL OF THE 2009 RESTRICTED STOCK PLAN

The Board has adopted the 2009 Restricted Stock Plan (the “2009 Plan”) and seeks approval of the Shareholders of the 2009 Plan. In December 2008, pursuant to the Company’s voluntary participation in the the United States Department of the Treasury’s (“Treasury”) Capital Purchase Program, authorized as part of the Troubled Asset Relief Program (“TARP”), the Company issued to the Treasury $75,000,000 in preferred stock, and a warrant to purchase 379,811 shares of the Company’s Common Stock. As a result of the passage and signing into law by the President on February 17, 2009 of the Recovery Act, the Company, as a participant in the Capital Purchase Program, is now prohibited from providing cash bonuses, retention awards or equity-based incentive compensation of any type to its five most highly compensated employees, under the express terms of the Recovery Act. This could technically restrict such compensation from being paid to employees other than or in addition to certain of the Company’s senior executive officers. However, until the Treasury issues its guidance in the matter, it is not clear precisely which employees will be precluded from receiving bonuses, retention awards and incentive compensation other than as permitted by the Recovery Act and discussed below. Under the Recovery Act, the restrictions regarding payment of bonuses, retention awards and incentive compensation will continue for so long as the Treasury owns any preferred stock (but not the warrant to purchase Common Stock) issued by the Company under the Capital Purchase Program.

Notwithstanding the general restrictions on bonus, retention and incentive compensation, the Recovery Act allows the Company to continue to pay this type of compensation in two instances. First, the Company may pay a bonus if it is required under the terms of a written employment contract in effect on February 11, 2009. Second, the Company may pay a bonus, a retention award or incentive compensation in the form of restricted stock, but only if the restricted stock satisfies these conditions:

•	the stock must not fully vest during any period in which the Company’s TARP obligation, i.e., the preferred stock (but not the Common Stock warrant) issued to the Treasury, remains outstanding;

•	the stock must not exceed one-third of the applicable employee’s total annual compensation; and

•	the restricted stock grant is subject to any terms and conditions that the Treasury may determine are in the public interest.

As further discussed in the section captioned “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement, the Board has long believed that in order to better align management’s interests with those of the Shareholders, and to encourage the Company’s executive officers and other key employees to contribute to the Company’s profitable and sound growth that benefits the Shareholders, performance-based compensation should be an integral part of the overall compensation arrangements that are made available to management and key employees. The Company’s incentive compensation arrangements for management and key employees have historically included periodic grants of stock options under the Company’s stock option plan, which has been in existence since 1997, as well as cash bonuses when the Company’s financial performance justified such awards.

These traditional benefits will continue to be available to management and other key employees of the Company who are not our five most highly compensated employees, except to the extent the Treasury determines otherwise as permitted by the Recovery Act. At present, however, in the absence of guidance from the Treasury, it is not clear whether any written agreements between the Company and any of theses employees, including the Company’s Chairman and Chief Executive Officer, will be considered as meeting the conditions of the Recovery Act, and no bonus programs or other incentive compensation programs currently offered by the Company can otherwise be made available to such employees.

The Board has accordingly determined that it would be in the best interest of the Company to be able to continue offering incentive compensation arrangements that are authorized under the Recovery Act to its management and other key employees, in the discretion of the Board and its designated committee and within applicable limits.

In light of the Recovery Act, the Company believes it may need to consider partially restructuring the compensation of its highest paid employees in order to continue to foster the key objectives of the Company’s compensation structure, including providing competitive pay that is fair, helps attract and retain quality executives and key employees and motivates profitable growth for the benefit of Shareholders. To continue to meet the Company’s compensation objectives without the ability to provide bonuses, retention awards and incentive compensation to our most highly compensated employees, including our senior executive officers, the Company believes that the Compensation Committee needs to have the ability to issue awards of restricted stock, as permitted by the Recovery Act. See page 27 of this proxy statement, under the Section entitled “The Impact of Current Treasury Programs and New Federal Legislation on Executive Compensation,” for more information about the impact of the Recovery Act on other aspects of the Company’s executive compensation programs.

The 2009 Plan also includes the authority for the Board or its Compensation Committee to make awards of restricted stock units to eligible participants. Restricted stock units are similar in concept to restricted stock, based upon the fair market value of the Common Stock at the time of the award grant, except that the award is recorded as a bookkeeping entry in the records of the Company, does not require the actual issuance of Common Stock to the participant, and may be settled, upon termination of the restricted period when the possibility of forfeiture has terminated, in cash, stock or a combination of the two. In the absence of guidance from the Treasury, it is not yet clear whether the award of restricted stock units will be permissible forms of incentive compensation to the five most highly compensated employees of the Company, and the Board and the Compensation Committee do not intend to consider making any awards of restricted stock units to that group of employees until it is clear that restricted stock units will qualify for such permissible incentive compensation. Further information regarding restricted stock and restricted stock units that may be issued under the 2009 Plan is set forth below under the caption, “Information Regarding the 2009 Plan.”

The 2009 Plan does not amend or otherwise affect the Company’s Employee Stock Option Plan. The shares outstanding and available for issuance under the Employee Stock Option Plan will remain available only for purposes of awarding stock options under that plan. If Shareholders approve this Proposal No. 3, the 2009 Plan will represent an additional equity plan, providing the Company’s Personnel and Compensation Committee with the discretion to award restricted stock or restricted stock units to eligible participants. If Proposal No. 3 is not approved by

Shareholders, an additional option that the Company would have to compensate its highest paid employees will be eliminated, and the Company believes it will be more challenging for the Company to continue to compensate its executives within the parameters of the Company’s compensation program. Accordingly, in such circumstances the Company believes it will be more difficult to attract and retain outstanding managerial talent capable of continuing the Company’s growth in accordance with its objectives.

Below is additional information on the 2009 Plan. A copy of the 2009 Plan approved by our Board is attached as Appendix [    ] to this proxy statement.

The Board recommends that Shareholders vote FOR approval of the 2009 Restricted Stock Plan. Proxies solicited by the Board will be so voted unless Shareholders specify a contrary choice in their proxies.

Information Regarding the 2009 Plan

The following is a summary of the terms of the 2009 Plan. This summary is not a complete description of all provisions of the 2009 Plan and is subject to the actual terms of the 2009 Plan. A copy of the 2009 Plan is attached as Appendix A to this proxy statement.

Administration

The 2009 Plan will be administered by the Compensation Committee, unless under the terms of the Plan the Board determines to subject some or all of the Compensation Committee’s actions to Board approval. At the present time, the Board has not made any determination nor does it have any present intention to require Board approval of the Compensation Committee’s actions. Subject to the terms of the 2009 Plan, the Compensation Committee has the discretion to determine which employees and officers receive awards and the terms of each award made under the Plan. The Compensation Committee has the power to modify, cancel or otherwise change awards made under the Plan, subject to certain restrictions set forth in the 2009 Plan. The Compensation Committee also has the sole authority to interpret the terms of the 2009 Plan, including whether a “change in control” of the Company, as such term is defined in the 2009 Plan, has occurred. Compensation Committee determinations under the 2009 Plan are final and binding on all parties.

Awards and Eligibility

Awards under the 2009 Plan may be in the form of restricted stock or restricted stock units. All officers and employees of the Company are eligible to receive awards under the 2009 Plan. The benefits or amounts that may be received by or allocated to any particular officer or employee of the Company under the 2009 Plan will be determined in the sole discretion of the Compensation Committee and, accordingly, are not presently determinable.

Shares Available for Issuance

This maximum total number of shares of Common Stock that can be issued as restricted stock or denominated as restricted stock units under the 2009 Plan is 200,000 shares. The number and kind of shares available under the 2009 Plan are subject to adjustments by the Compensation Committee in the event of certain corporate events such as stock splits, stock dividends, or other recapitalizations of the Company so as to prevent dilution or enlargement of the participants’ rights under the 2009 Plan. Shares of Common Stock issued under the 2009 Plan may be shares of original issuance, shares held in treasury or shares that have been reacquired by the Company.

Expired, Forfeited or Unexercised Awards

If any award granted under the 2009 Plan expires, is forfeited or becomes unexerciseable without having been exercised or fully paid after the date of approval of the 2009 Plan, the shares underlying such award will become available for future awards under the 2009 Plan. Further, if the Company settles any award in cash rather than in Common Stock, the shares underlying such award that are retained or otherwise not issued, will become available for future awards under the 2009 Plan.

Restricted Stock

An award of restricted stock involves the immediate transfer of ownership of a specific number of shares of Common Stock to a participant in return for the performance of services or other restrictions as the Compensation Committee may determine. However, during a “restriction period” designated by the Compensation Committee, such shares are subject to forfeiture unless conditions specified by the Compensation Committee are met. These conditions will generally include the continuous employment of the participant with the Company and may include performance objectives that must be achieved. Although shares of restricted stock remain subject to forfeiture during the restriction period, the participant is entitled to vote these shares, receive all dividends paid on these shares and exercise all other ownership rights in such restricted stock. Restricted stock may become free of restriction prior to the end of a restriction period in the event of a change in control of the Company, disability or death, as those terms are defined in the 2009 Plan, subject to certain restrictions. Under the terms of the Recovery Act, however, restricted stock issued to the five most highly compensated employees of the Company, which may include senior executive officers and/or other key employees, may not “fully vest” until the time when the Treasury no longer owns any preferred stock (but not the Common Stock warrant) of the Company. The Compensation Committee may provide for an accelerated lapse of the restriction period, upon other events or standards that it may determine, including the achievement of one or more performance goals, subject to Shareholder approval and certain other restrictions.

Restricted Stock Units

A restricted stock unit is an award denominated in shares of Common Stock that will be settled by the payment of cash based upon the fair market value of such specified number of shares of Common Stock. The Compensation Committee has the discretion to settle restricted stock units by delivery of shares of Common Stock. The Compensation Committee will determine the number of restricted stock units to be awarded to any participant, the restriction period within which a grant may be subject to forfeiture, whether the grant or vesting depends upon the achievement of performance goals and other terms. During the restriction period, the participant is not entitled to vote or receive dividends on the shares subject to the award. A restricted stock unit may become payable prior to the end of a restriction period in the event of a change in control of the Company, disability or death, as those terms are defined in the 2009 Plan, subject to certain restrictions. Under the terms of the Recovery Act, however, if restricted stock units become allowable to the five most highly compensated employees of the Company, which may include senior executive officers and/or other key employees, such units may not “fully vest” until the time when the Treasury no longer owns any preferred stock (but not the Common Stock warrant) of the Company. The Compensation Committee may provide for an accelerated lapse of the restriction period upon events or standards that it may determine, including the achievement of one or more performance goals, subject to Shareholder approval and certain other restrictions.

Impact of the Recovery Act on the 2009 Plan

The 2009 Plan provides that notwithstanding any other provision of the 2009 Plan, the Compensation Committee may not make any grant or amend, automatically vest or otherwise adjust any grant under the 2009 Plan which would be prohibited by or inconsistent with TARP or the Recovery Act or the rules, regulations or other guidance issued thereunder.

Section 162(m) Deduction Limit

Section 162(m) of the Internal Revenue Code (“Code”) generally limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the CEO) in excess of $1 million, subject to certain exceptions. As a result of the Company’s issuance of preferred stock to the Treasury, for as long as the Treasury holds such stock, the Section 162(m) compensation deductibility limit is reduced to $500,000 annually. Following the Treasury’s creation of TARP, the Treasury issued guidance on the application of the $500,000 deduction limit. Under that guidance, the deductibility of certain deferred compensation is determined based on current services and the amount of current compensation, and is not determined at the time of the deduction. Although it is not completely certain because the Recovery Act has been enacted only recently, assuming that Treasury guidance will continue to remain the same for this purpose when the Treasury issues further guidance under the Recovery Act, the Company is unable to specify whether or to what extent awards under the 2009 Plan will be eligible for deduction under the Internal Revenue Code, because the deductibility will depend on the vesting period and the amount of other compensation earned by an executive during the vesting period. While the Company will seek to make grants under the 2009 Plan which result in deductible compensation, the Company may nevertheless make grants outside this limit despite the loss of deductibility for any excess amount above the $500,000 limit.

Transferability of Awards

Except as provided below, no award under the 2009 Plan may be transferred by a participant other than by will or the laws of descent and distribution upon death. The Compensation Committee may expressly provide in an award agreement that the participant may transfer the award if the Compensation Committee determines the transfer does not result in accelerated taxation, is not a transfer for value and is otherwise appropriate and desirable.

Termination

The 2009 Plan will terminate on the tenth anniversary of its approval by Shareholders and no award will be granted under the 2009 Plan after that date.

Plan Amendments

The 2009 Plan may be amended by the Board, but unless further approval by the Shareholders of the Company is obtained, no such amendment may increase the limitations set forth in the 2009 Plan on the number of shares that may be issued under the 2009 Plan. The Board may condition any amendment on the approval of the Shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2009 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock to the recipient will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a recipient has timely made an election under Code Section 83(b), any subsequent gain realized by the recipient upon transfer by the recipient will be subject to capital gains tax. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize income until shares or cash are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares represented by the restricted stock units, reduced by any amount paid by the recipient. The Code Section 83(b) election available to holders of restricted stock is not available to holders of restricted stock units.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the deduction limitation on certain compensation under Code Section 162(m).

BOARD PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Recovery Act signed into law on February 17, 2009, requires that TARP recipients, including the Company, permit a Shareholder vote on an advisory basis, to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), which disclosure must include the compensation discussion and analysis, the compensation tables and any other related material concerning executive compensation included in this proxy statement. The requirement to have an advisory Shareholder vote, commonly known as “say-on-pay,” will remain in effect during any period in which any obligation arising from financial assistance under TARP, including the Company’s Series A Preferred Stock issued to the Treasury (but not the Common Stock warrant issued to the Treasury at the time of issuance of the Series A Preferred Stock) remains outstanding. Although the SEC has not yet issued definitive guidance on the Recovery Act’s requirements, the Company desires to provide Shareholders the opportunity on an advisory basis to endorse or not endorse the compensation provided by the Company to its executives through the following resolution:

“Resolved, that the Shareholders approve the Company’s compensation of its executives as described in the Compensation Discussion and Analysis, the compensation tables, and any related disclosures contained in the Company’s Proxy Statement for its 2009 Annual Meeting.”

The Recovery Act expressly provides that because this Shareholder vote is advisory, it will not be binding upon the Board and it may not be construed as overruling a decision by the Board, nor to create or imply any additional fiduciary duty by the Board, nor shall such vote be construed to restrict or limit the ability of Shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends that Shareholders vote “FOR” approval of this resolution.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008 concerning shares of the Company’s Common Stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, separately reflecting options under plans approved by the Company’s Shareholders and options under plans or arrangements not submitted to Shareholders for approval.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders*	553,000	$29.70	603,600
Equity compensation plans not approved by security holders	—	—	—

Total	553,000	$29.70	603,600

*	The Company has an Employee Stock Option Plan which has issued, outstanding and unexercised options to purchase 467,000 shares of the Company’s Common Stock. This plan has 603,600 authorized shares remaining available for issue as of December 31, 2008. The Company also has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 86,000 shares of the Company’s Common Stock. This plan has no specific limitation on the number of remaining authorized shares available for issue, but permits each director who is not otherwise an employee of the Company or any subsidiary, to receive options to purchase 1,000 shares of Common Stock following their election as a director of the Company at each annual meeting of Shareholders and up to 1,000 shares upon their election or appointment for the first time as a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only Shareholders known by the Company to own, directly or indirectly, as of February 2, 2009 more than five percent of the Company’s Common Stock, are reflected in the following table. The table is based on information supplied by principal Shareholders and a review of information on file with the SEC.

Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
George Gleason P.O. Box 8811 Little Rock, Arkansas 72231-8811	Common Stock	3,319,583	(1)	19.6%

Prudential Financial, Inc. (2) 751 Broad Street Newark, N.J. 07102-5777	Common Stock	1,220,325		7.2%

Jennison Associates LLC 466 Lexington Avenue New York, N.Y. 10017	Common Stock	1,212,300		— (3)

(1)	For information regarding the direct or indirect nature of beneficial ownership, see the footnotes to the table regarding Security Ownership of Management.
(2)	In a Schedule 13G filed February 6, 2009, Prudential Financial, Inc. (“Prudential”) reported beneficial ownership of 1,220,235 shares, and included the following disclosure in regard to its ownership of the Company’s Common Stock: “Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the Item 7 listed entities and may have direct or indirect voting and/or investment discretion over 1,220,235 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential Financial, Inc. is reporting combined holdings of these entities for the purpose of administrative convenience.” In such Schedule 13G, Prudential lists Jennison Associates LLC (“Jennison”) as one of the entities included in its Item 7 disclosure as to which Prudential states that it is the direct or indirect parent holding company.
(3)	In a Schedule 13G filed February 13, 2009 Jennison reported beneficial ownership of 1,212,300 shares and included the following disclosure in regard to its ownership of the Company’s Common Stock: “Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (‘Managed Portfolios’). As a result of its role as investment advisor of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Issuer’s Common Stock held by such Managed Portfolios. Prudential Financial, Inc. (‘Prudential’) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Issuer’s Common Stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Issuer’s Common Stock reported on Jennison’s Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential.”

Series A Preferred Stock

Except as indicated below in the discussion of the Series A Preferred Stock, the warrant issued to the holder of the Series A Preferred Stock or as otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights. Under the Company’s Amended and Restated Articles of Incorporation, as amended, the Company has authority to issue up to one million (1,000,000) shares of preferred stock, par value $0.01 per share. Of such number of shares, 75,000 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock were issued to the Treasury on December 12, 2008 in connection with the Company’s voluntary participation in the Capital Purchase Program of the Treasury’s Troubled Asset Relief Program authorized by the Stabilization Act. In addition, the Treasury was issued a warrant to purchase 379,811 shares of the Company’s Common Stock, representing beneficial ownership of approximately 2.20% of the Company’s Common Stock as of February 2, 2009. The Series A Preferred Stock and the warrant were originally issued by the Company pursuant to the Letter Agreement dated December 12, 2008, and the related Securities Purchase Agreement – Standard Terms, between the Company and the Treasury (the “Purchase Agreement”). The Purchase Agreement contains certain terms concerning, among other things, dividends, redemption rights and rights upon liquidation of the holders of the Series A Preferred Stock.

If the dividends on the Series A Preferred Stock required to be paid under the terms of the Purchase Agreement (at the rate of 5% of the outstanding amount of Series A Preferred Stock for the first five years, and at the rate of 9% of such amount thereafter) have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting the Company’s Board will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members to the Company’s Board, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Upon payment in full of all accrued and unpaid dividends on the Series A Preferred Stock, the right to elect preferred stock directors will terminate, subject to revesting in certain circumstances.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of Shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating certain extraordinary events including:

•	any amendment or alteration of the articles of amendment to the Company’s Amended and Restated Articles of Incorporation:

i.	to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company; or

ii.	so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

Warrant

The warrant holder shall have no rights or privileges of the holders of the Company’s Common Stock, including any voting rights, until (and then only to the extent) the warrant has been exercised. The warrant is initially exercisable for 379,811 shares of the Company’s Common Stock at an exercise price of $29.62 per share, the agreed fair market value of the Common Stock at the time of issuance of the warrant. If the Company completes one or more qualified equity offerings on or prior to December 31, 2009 that result in the Company’s receipt of aggregate gross proceeds of not less than $75 million, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the warrant then held by the selling security holders will be reduced by 50% to 189,905 shares. The number of shares subject to the warrant are subject to further adjustments.

The warrant may be exercised at any time on or before December 12, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of Common Stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of Common Stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of the Company’s Common Stock on the trading day on which the warrant is exercised or, if agreed to by the Company and the warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to further adjustments.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of February 2, 2009, unless otherwise noted, with respect to beneficial ownership of the Company’s Common Stock by each director and each executive officer of the Company named in the table captioned “Summary Compensation Table,” and all directors and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	3,319,583	(2)	19.6%
Mark Ross	336,786	(3)	2.0
Jean Arehart	17,618		*
Ian Arnof	24,690		*
Steven Arnold	5,000		*
Richard Cisne	11,150		*
Robert East	55,100		*
Rex Kyle	3,116		*
Greg McKinney	2,950		*
Henry Mariani	53,500		*
James Matthews	8,020		*
Paul Moore	43,681		*
R. L. Qualls	15,400		*
Kennith Smith	44,455	(4)	*
Robert Trevino	5,000		*
All Directors and Executive Officers as a group (21 persons)	4,028,691		23.6

*	Less than one percent.
(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of December 31, 2008, shares underlying presently exercisable options granted pursuant to Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2008) are held by the directors and executive officers as a group in the amount of 177,000, and held by the named individuals in the amounts as follows: George Gleason (44,400); Linda Gleason (15,000); Mark Ross (11,700); Rex Kyle (2,600); Jean Arehart (4,000); Ian Arnof (3,000); Steven Arnold (5,000); Richard Cisne (5,000); Robert East (23,000); Henry Mariani (7,000); James Matthews (5,000); Greg McKinney (1,700); Paul Moore (6,600); R. L. Qualls (7,000); Kennith Smith (7,000); Robert Trevino (5,000); and other executive officers (24,000).
(2)	The amount includes (a) 2,129,308 shares, including shares subject to exercisable options, owned directly by Mr. Gleason, (b) 642,800 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 431,366 shares held in Mr. Gleason’s account under the 401(k) Plan, (d) 15,470 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (e) 54,408 shares, including shares subject to exercisable options, owned directly by Mrs. Gleason, (f) 1,200 shares owned by Mr. Gleason as custodian for one of his children and (g) 45,031 shares representing shares held in a trust of which Mr. Gleason, his spouse and their descendants are beneficiaries.
(3)	Includes (a) 66,800 shares, including shares subject to exercisable options, owned directly by Mr. Ross, (b) 69,286 shares held in Mr. Ross’ account under the 401(k) Plan, (c) 145,200 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (d) 55,500 shares owned by Mr. Ross’ spouse.
(4)	Includes 1,048 shares held by spouse of Mr. Smith.

COMPENSATION DISCUSSION AND ANALYSIS

General

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the philosophies and principles of the Company regarding its compensation program for executive officers, including its Chief Executive Officer, Chief Financial Officer and three other executive officers who were the most highly compensated in fiscal year 2008 (which are referred to as “named executive officers”). The following individuals were named executive officers for 2008:

•	George Gleason, Chairman and Chief Executive Officer

•	Paul Moore, Chief Financial Officer and Chief Accounting Officer

•	Mark Ross, Vice Chairman, President and Chief Operating Officer

•	Greg McKinney, Executive Vice President and Controller

•	Rex Kyle, President – Trust and Wealth Management Division

Objectives of Compensation Program

The Company’s goals and objectives with respect to its compensation program are to make decisions consistent with the long-term growth and performance objectives of the Company. The Company’s compensation program is designed to reward contributions toward the Company’s attainment of long-term growth and the achievement of the Company’s performance objectives. In 2008 the Company’s compensation program for the named executive officers and other executives was based upon the following principles and policies:

•

The Company is committed to providing a competitive pay program that is fair, non-discriminatory and forward-looking, and helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

•	Non-equity incentive plan compensation is paid to certain personnel based on the achievement of specific performance criteria or based on a mathematical formula.

•

General cash bonus awards for officers and other personnel are initially conditioned upon attaining a company-wide earnings threshold. Assuming the Company achieves this threshold, awards are based upon a combination of division and profit center performance and individual performance and responsibility. The foregoing performance criteria are subjectively evaluated and applied and are not based upon a mathematical formula.

•	On a limited basis, certain personnel receive targeted bonuses in recognition of extraordinary performance or achievement.

The Company maintains an on-going program of evaluation of officers and other personnel in which supervisors set objectives and goals for personnel reporting to them, evaluate the performance of such personnel and recommend compensation for such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s other officers and personnel and makes recommendations on their compensation to the Compensation Committee.

Setting Executive Compensation

Role of Executive Officers in Compensation Decisions. Mr. Gleason, the Chairman and CEO, Mr. Ross, the Vice Chairman, President and Chief Operating Officer (“COO”) and the Executive Vice President of Human Resources meet annually with appropriate senior managers and officers to review the performance of each employee of the Company. The conclusions reached and recommendations based on these reviews, including salary adjustments and award amounts, if any, are presented to the Compensation Committee. Recommendations related to the COO’s compensation are made by the CEO and presented to the Compensation Committee for approval. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards.

Role of the Compensation Committee. The Compensation Committee has responsibility for reviewing, evaluating and approving the compensation plans, policies and programs of the Company. This includes reviewing and approving compensation for the Company’s directors, officers and other personnel, including awards under incentive compensation, bonus and equity-based plans. The Compensation Committee’s review and approval of compensation includes the total compensation, if any, potentially payable to the CEO and other senior executives under all reasonable scenarios, including death or disability, retirement, voluntary termination, involuntary termination and changes of control.

The Compensation Committee has also reviewed with the Company’s COO, designated by the Board to serve as the “senior risk officer” in connection with the performance by the Company of its responsibilities under the Stabilization Act, as amended by the Recovery Act, the incentive compensation arrangements, agreements and benefit plans of the Company made available to the senior executive officers and to other executive officers and key employees of the Company to ensure that such arrangements, agreements and benefit plans do not encourage those employees to take unnecessary and excessive risks that could threaten the financial condition of the Company. The Compensation Committee has concluded, after such review with the designated senior risk officer, that the arrangements, agreements and benefits plans of the Company do not encourage those employees to take such risks.

Decisions regarding the compensation of the Chief Executive Officer are made by the Compensation Committee. In performing this function, the Compensation Committee reviews various measures of corporate performance including long-term growth in deposits, loans and assets, return on average assets, return on average common Shareholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate, as well as other subjective and qualitative measures. Among other factors this includes an informal survey of chief executive officers’ compensation of other financial institutions in the region which is prepared under the supervision of the Company’s Chief Financial Officer and Chief Accounting Officer.

Despite the Company’s strong results for 2008, the Board and the Compensation Committee will continue to monitor and evaluate the potential effect of the current economic downturn on the Company’s ability to achieve consistent long-term growth. Accordingly, the Compensation Committee could, at any time, recommend that the Board modify the Company’s compensation program, including the mix of components of such program, if it believes that doing so is appropriate to maintain a close alignment between the interests of management, employees and Shareholders.

Executive Compensation Components for 2008

The Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. For the year ended December 31, 2008, the principal components of compensation for the named executive officers were:

•	base salary;

•	cash non-equity incentive plan compensation;

•	targeted bonuses;

•	long-term equity incentive compensation in the form of stock options;

•	retirement and welfare benefits; and

•	other benefits and perquisites.

The compensation component “targeted bonus” means a bonus amount (not predetermined in amount) which, if Company-wide performance and earnings are determined by the Compensation Committee to be sufficient, is periodically accrued and paid in specified amounts to individuals specifically recommended to the Compensation Committee by the Company’s chief executive officer and chief operating officer and approved by the Compensation Committee.

The Committee believes that the components of its Company-wide compensation program balance the mix of cash and equity compensation, current and longer-term compensation, and in a way that furthers the compensation objectives discussed above.

Compensation Mix. In setting compensation for the named executive officers, the Company seeks to find an appropriate balance between fixed and performance based compensation and between short-term and long-term compensation. The chart below illustrates the mix, as a percentage, of total compensation for Mr. Gleason, individually, and Messrs. Moore, Ross, McKinney and Kyle, as a group, based on compensation paid in fiscal year 2008.

Compensation Element	2008 Total Compensation Mix for Mr. Gleason	2008 Total Compensation Mix for Messrs. Moore, Ross, McKinney and Kyle
Base Salary	72.9%	76.4%
Targeted Bonus or Non-equity Incentive Plan Compensation	1.1	10.4
Long-Term Equity Incentive Compensation	18.3	9.3
Retirement and Welfare Benefits and Perquisites	7.7	3.9

In 2008 the Company’s compensation program consisted of the following:

Base Salary. Base salary levels for the named executive officers and other executive officers were subjectively determined based upon the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2)

senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year.

During 2008 base salaries paid to all ten executive officers, as a group (including the CEO), employed for the full years of 2007 and 2008 increased 7.8%. The base salaries paid to the five named executive officers in 2008 increased 10.7%, somewhat higher than the increases in base salaries for all ten executive officers as a group. The table below discloses base salary for each named executive officer in fiscal years 2007 and 2008 and the percentage increase in their 2008 base salary from their 2007 base salary.

	Base Salary
Named Executive Officer	Fiscal Year 2007	Fiscal Year 2008	Percentage Increase
George Gleason	$587,606	$665,327	13.2%
Paul Moore	192,526	217,526	13.0
Mark Ross	245,262	256,065	4.4
Greg McKinney	186,154	213,462	14.7
Rex Kyle	122,793	125,297	2.0

Cash Incentive Compensation. Cash incentive compensation consists of (i) incentive compensation based on achievement of specific performance criteria or based on a mathematical formula, (ii) general cash bonuses and (iii) targeted bonuses.

Certain personnel are eligible to receive incentive compensation based on achievement of specific performance criteria or based on a mathematical formula. Mr. Kyle received incentive compensation for 2008 based on a formula tied to a percentage of fees generated on certain trust accounts.

The Company’s 2008 general cash bonus program conditioned the payment of bonuses on the Company achieving a specific, increased level of earnings over prior years. Because the requisite level of earnings was not achieved in fiscal year 2008, general cash bonuses were not paid.

Targeted bonuses were paid in 2008 to seven executive officers in recognition of extraordinary performance and achievement. A targeted bonus was paid to one executive officer in January 2009 in recognition of extraordinary performance and achievement in his duties in 2008. The amount of such bonuses was subjectively determined.

Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize long-term Shareholder returns since the value of an option bears a direct correlation to long-term appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan have the effect of more closely aligning the interests of management with the interests of Shareholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Company has not repriced or otherwise modified options previously issued except to make adjustments as provided in the Plan for stock splits.

In order to set grant amounts for stock options, the Chief Executive Officer and the Chief Operating Officer prepare a recommendation to the Compensation Committee for the number of options to be issued to the named executive officers (including themselves), other officers and Company personnel. The Compensation Committee determines to grant stock options considering this recommendation and the subjective analysis of a number of factors, including the overall mix of equity-based compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual’s contribution and performance to positively impact the Company’s performance. Based upon the foregoing factors, in September 2008, the Compensation Committee granted options to purchase a total of 106,950 shares of the Company’s Common Stock to 196 officers (including a total of 36,300 shares granted to the ten executive officers) at an exercise price per share of $27.07. All options were issued under the Company’s Employee Stock Option Plan at an exercise price equal to the average of the highest reported asked price and the lowest reported bid price on the NASDAQ Global Select Market on the day of issuance. All employee stock options issued in 2008 vest three years and expire seven years after issuance.

For the number of stock options granted to each named executive officer in 2008, refer to the table entitled Grants of Plan-Based Awards in Fiscal Year 2008 on page 33.

The Compensation Committee will consider making the award of stock options to existing officers and personnel or to prospective officers and personnel in the future as circumstances warrant.

Retirement and Welfare Benefits. The Company maintains a qualified retirement 401(k) Plan and Deferred Compensation Plan which are made available to named executive officers as provided below.

The Company’s 401(k) Plan includes a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. During 2008 and prior years, the 401(k) Plan permitted most employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2008 up to one-half of the first 6% of compensation deferred by the participant under the 401(k) Plan, subject to certain limitations, with a maximum annual matching contribution of $7,750 per participant. These matching contributions are made in cash and may be adjusted from time to time by the Company. The 401(k) Plan was amended in 1999 to include Company Common Stock as one of its investment alternatives. Effective January 1, 2005 and going forward, certain “key employees” of the Company (as defined by Internal Revenue Code section 416(i)(1)), were excluded from further salary deferrals under the 401(k) Plan in order for the 401(k) Plan to remain in compliance with the “top heavy” rules in Internal Revenue Code section 416. For the year 2008, all executive officers, among others designated by the Board as “key employees”, continued to be excluded from salary deferrals to the 401(k) Plan.

During 2004 the Compensation Committee recommended for Board approval and adoption an unfunded deferred compensation plan for certain key employees who were excluded from further salary deferrals under the 401(k) Plan on or after January 1, 2005. In December 2004 the Board adopted an unfunded deferred compensation arrangement (the “Plan”) that became effective January 1, 2005. Under the Plan, eligible participants, defined to include certain key employees of the Company designated by the Board, may elect prior to January 1st of each year to defer payment of a portion of their compensation on a pre-tax basis, including possible bonus for a particular Plan year, but excluding any amounts realized on exercise of stock options. The deferred compensation will be distributable in lump sum or specified installments upon separation from service with the Company or upon specified events constituting an “unforeseeable emergency” as defined in the Plan, including medical, housing and other specified emergencies and casualties. The Company makes a contribution to each participant’s account, limited by the Board to one-half of the first 6% of compensation deferred by the participant under the Plan, subject to certain limitations. Amounts deferred under the Plan are to be set aside and invested in certain approved investments (excluding securities of the Company or its affiliates) designated by the Plan’s administrative committee, although the Board in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested. In 2008 total matching contributions on behalf of all ten executive officers were $55,479, which represented an average of 2.15% of the eligible executive officers’ 2008 W-2 compensation excluding any amounts realized on exercise of stock options.

Refer to the Nonqualified Deferred Compensation Table on page 35 for information about contributions, earnings, withdrawals and distributions relating to the Company’s deferred compensation plan as it pertains to the named executive officers in fiscal year 2008.

Other Benefits and Perquisites. The named executive officers and other executive officers and personnel receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable financial institutions. Benefits under these plans are made available to all employees of the Company on comparable terms as those provided to the named executive officers.

The Company also provides certain named executive officers with country club memberships, automobile allowances or other perquisites. The Company believes these perquisites provide executives with benefits similar to those they would receive at comparable financial institutions and are necessary for the Company to remain competitive in the marketplace. The Compensation Committee periodically reviews the personal benefits provided to the executive officers. These benefits and perquisites for the named executive officers are described in the “All Other Compensation” column of the Summary Compensation Table on page 32 and the notes thereto.

The Impact of Current Treasury Programs and New Federal Legislation on Executive Compensation

In connection with the Company’s issuance to the Treasury of the Series A Preferred Stock and accompanying warrant on December 12, 2008, immediately prior to the execution of the Purchase Agreement between the Company and the Treasury, the Company amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including severance and employment agreements, to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Stabilization Act and applicable guidance or regulations issued by the Secretary of the Treasury on or prior to December 12, 2008. Those restrictions include, among other things, limits on compensation to exclude incentives for “senior executive officers,” as defined below, to take unnecessary and excessive risks that threaten the value of the institution receiving funds made available by the Treasury under the Capital Purchase Program or any other obligation arising from financial assistance provided under the Stabilization Act’s Troubled Asset Relief Program during the period while any TARP obligation remains outstanding.

Under the Stabilization Act, the applicable executive compensation restrictions apply in 2009 to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (collectively, the “senior executive officers”). In some cases, as a result of the passage of the Recovery Act discussed below, the executive compensation restrictions may also apply to certain non-executive officers. In addition, in connection with the issuance of the Series A Preferred Stock each of the senior executive officers was required to and did execute a waiver of any claim against the United States or the Company for any changes to his compensation or benefits that are required in order to comply with the regulation issued by the Treasury as published in the Federal Register on October 20, 2008.

In early February, 2009 the Treasury promulgated additional guidelines (the “Treasury Guidelines”) applicable to the Company concerning executive compensation restrictions.

On February 17, 2009 the Recovery Act was signed into law. The Recovery Act amended Section 111(b) of the Stabilization Act in its entirety. To the extent the Recovery Act provisions conflict with the Treasury Guidelines the Company believes the Recovery Act provisions will take precedence. The Recovery Act has significant implications on the compensation arrangements of institutions such as the Company that have accepted or will accept government funds under the Capital Purchase Program or other assistance under TARP. The Recovery Act directs the Secretary of the Treasury to establish standards and promulgate regulations on executive compensation practices of TARP recipients. It is not clear in some provisions of the Recovery Act whether the provisions apply upon the Recovery Act’s enactment into law or whether they will take effect upon the issuance of appropriate guidance and regulations by the Treasury. The Recovery Act’s restrictions will nevertheless apply to the Company, its compensation policies and its executive officers in several ways, including the following:

•

Bonuses and Incentive Compensation: The Company will generally be prohibited from paying or accruing any bonus, retention award or incentive compensation to certain highly compensated employees. This restriction applies to the Company’s five most highly compensated employees (or such higher number as the Secretary of the Treasury may determine is in the public interest), which technically may restrict such compensation of employees other than the Company’s executive officers. However, until the Treasury issues its guidance in the matter, it is not clear precisely which employees of the Company will be precluded from receiving bonuses and incentive compensation other than in the form of restricted stock while the Treasury holds the Company’s Series A Preferred Stock. Notwithstanding the foregoing, the Recovery Act permits bonus payments that are required under a written contract executed on or before February 11, 2009 or if the bonus, retention or incentive compensation is, subject to certain restrictions including vesting and amount awarded, paid in the form of restricted stock.

•

Golden Parachutes: TARP imposed limitations on the ability of the Company to make “golden parachute payments” to the Company’s top five senior executive officers. A golden parachute payment was previously defined under TARP as a payment on account of an involuntary departure of the executive officer from the Company in an amount equal to or more than three times the last annual salary received by the executive prior to termination. The Recovery Act expands the application of the golden parachute limitations to also apply the golden parachute payment limitations to the next five most highly compensated employees of the Company. The meaning of the term “golden parachute payment” has also been broadened under the Recovery Act to include any payment for departure from a company for any reason, except for payments for services performed or benefits accrued.

•

Clawbacks: TARP required recipients such as the Company to recover any bonus, retention award, or incentive compensation paid to any one of its top five senior executive officers based on statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate. The Recovery Act expands the TARP’s “clawback” requirements rule to apply not only to the senior executive officers, but also to the next 20 most highly compensated employees of the Company.

•	Anti-Manipulation. The Recovery Act also prohibits any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any of the Company’s employees.

The Recovery Act also affects the following executive compensation policies and practices:

•

The Company’s Chief Executive Officer and Chief Financial Officer must provide a written certification to the Securities and Exchange Commission of compliance with the executive compensation restrictions described in TARP, as modified by the Recovery Act.

•

The Board must enact a Company-wide policy regarding excessive or luxury expenditures. This includes policies on entertainment, events, office and facility renovations, air and other travel and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the normal course of business.

•

The Company’s Shareholders may have a separate “say-on-pay” vote at each annual or other Shareholders meeting to approve the compensation of the named executive officers. Such vote will not be binding on the Board. The Recovery Act directs the SEC to issue guidance on this requirement within one year.

•

For years in which the Treasury owns the Company’s Series A Preferred Stock, the Company may not claim a deduction on compensation paid to a senior executive officer in excess of the $500,000 compensation deduction limit of Section 162(m)(5) of the Code. Moreover, the exception for performance based pay not counting against this limit, contained in Section 162(m), will not be available to the Company.

Given the recent enactment of the Recovery Act, the last minute changes added in the Congressional conference committee, and the lack of significant regulatory guidance to date, the Compensation Committee continues to evaluate the procedures and policies necessary to implement all of the Recovery Act’s requirements.

Chairman and Chief Executive Officer Compensation and Employment Agreement

The 2008 cash compensation payable to George Gleason, the Company’s Chairman and Chief Executive Officer, was determined pursuant to a written employment agreement which became effective January 1, 2007 and continues through December 31, 2009. The employment agreement provides for an annual base salary and a bonus to be subjectively determined by majority vote of the Compensation Committee. The employment agreement calls for Mr. Gleason’s base salary to be evaluated and increased, if appropriate, each year by majority vote of the Compensation Committee, with any interested director abstaining. The agreement specifies that consideration will be given to increases in Mr. Gleason’s base salary based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

In October 2007 the Compensation Committee reviewed and evaluated Mr. Gleason’s employment agreement and approved continuing Mr. Gleason’s annual base salary of $592,250 for the period January 1, 2008 through March 22, 2008 and increasing his annual base salary to $692,250 thereafter. In early 2009 the Compensation Committee reviewed and evaluated Mr. Gleason’s base salary and approved increasing his base compensation to $797,250 beginning January 11, 2009 through the December 31, 2009 contract expiration.

In addition to his base salary, during 2008 Mr. Gleason received (1) a targeted cash bonus of $10,000, (2) other compensation totaling $70,059, which consisted of an automobile allowance, the cost of an executive assistant and contributions under the Company’s Deferred Compensation Plan which were determined on a basis consistent with all other participating employees and (3) option grants to purchase 15,000 shares of the Company’s Common Stock at the market price of $27.07 on September 16, 2008. The Compensation Committee made the grants pursuant to the Company’s Employee Stock Option Plan based on an evaluation of various factors considered for all employees as outlined above.

The amount of any bonus determined under the employment agreement to be awardable to Mr. Gleason is to be based on, among other things, individual merit and performance, taking into account Mr. Gleason’s contribution to the overall success of the Company and various measures of corporate performance, including long-term growth in deposits, loans and assets, return on average assets, return on average common Shareholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate by the Compensation Committee. General cash bonuses were not paid under the Company’s 2008 general cash bonus program, however, as stated above, Mr. Gleason received a targeted cash bonus in July 2008 for exceptional work and performance leading the Company toward improved earnings despite the declining economic environment.

The Compensation Committee has reviewed Mr. Gleason’s entire compensation package in the context of Mr. Gleason’s historical compensation levels, his contribution to the Company, including individual merit and performance, his significant responsibilities, including assigned duties, and relative compensation of comparable positions within the industry. Based upon this review the Compensation Committee believes the level of Mr. Gleason’s compensation for 2008 was appropriate.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) in excess of $1 million, subject to certain exceptions, including an exception for performance based pay. As a result of the Company’s issuance of Series A Preferred Stock to the Treasury, and in compliance with the Recovery Act of 2009, for as long as the Treasury holds such stock, the Section 162(m) compensation limit is reduced to $500,000 annually, and the exception for performance based pay not counting against this limit will not be available to the Company. The Company does not intend to limit its compensation to certain covered executives to the $500,000 deduction limit, although the Company will not be able to claim a deduction for such excess payments. The Company believes that amounts paid in excess of $500,000, including amounts attributable to performance based pay, and the cost of the lost tax deduction, are justifiable in order for the Company to remain competitive with peer financial institutions.

Post-Employment Compensation

The Company’s employment agreement with Mr. Gleason provides for no termination or post-employment compensation to be paid, nor does it provide for any compensation to be paid to Mr. Gleason in the event of a change in control of the Company.

Under the Company’s Employee Stock Option Plan, however, all outstanding and unexercised options, whether or not previously vested, including the options in favor of Mr. Gleason and the other named executive officers reflected in the table captioned “Outstanding Equity Awards at 2008 Fiscal Year End” on page 34, will be accelerated and become fully vested and exercisable upon the happening of a “change in control” as defined under the Employee Stock Option Plan. Events constituting a “change in control” include (i) a merger, combination, consolidation or reorganization of the Company where the outstanding voting securities of the Company prior to the closing of such a transaction do not continue to represent at least 51% of the voting securities of the resulting or successor company; (ii) the election to the board of directors within any 24 month period of persons who did not represent a majority of the directors at the beginning of the 24 month period unless they were elected with the approval of at least 2/3 of the number of directors at the beginning of such period that are continuing as directors; (iii) the acquisition by any person of 25% or more of the outstanding voting securities of the Company (excluding the number of securities held by any such person as of the effective date of the Employee Stock Option Plan); (iv) the sale of all or substantially all the assets of the Company; and (v) any other business combination or event deemed by the Board to constitute a change in control.

The Company and the named executive officers other than Mr. Gleason have no contract or agreement with respect to termination or post-employment compensation or, except as stated in the preceding paragraph, compensation to be paid in connection with a change in control of the Company.

Summary Compensation Table

The following table sets forth the total compensation awarded, earned by or paid during the year ended December 31, 2008 to the CEO, CFO and the three most highly compensated executive officers of the Company other than the CEO and CFO. In 2008 salary, bonus and non-equity incentive plan compensation represented 82.1% of total compensation of the named executive officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation		Total
George Gleason, Chairman and Chief Executive Officer	2008 2007 2006	$665,327 587,606 570,577	10,000 — —	— — —	$166,950 178,400 145,558	— — —	— — —	$70,059 59,582 57,929	(5)	$912,336 825,588 774,064

Paul Moore, Chief Financial Officer and Chief Accounting Officer	2008 2007 2006	217,526 192,526 174,450	10,000 — —	— — —	23,069 24,676 24,921	— — —	— — —	6,826 5,776 5,233	(6)	257,421 222,978 204,604

Mark Ross, Vice Chairman, President and Chief Operating Officer	2008 2007 2006	256,065 245,262 239,423	10,000 — —	— — —	43,747 38,315 32,512	— — —	— — —	22,183 21,708 21,163	(7)	331,995 305,370 293,098

Greg McKinney, Executive Vice President, Controller	2008 2007 2006	213,462 186,154 137,693	10,000 — —	— — —	17,113 10,842 5,944	— — —	— — —	6,704 5,584 4,431	(8)	247,279 202,580 148,068

Rex Kyle, President, Trust and Wealth Management Division	2008 2007 2006	125,297 122,793 120,154	— — —	— — —	14,765 10,240 9,941	80,747 71,233 51,559	— — —	6,179 5,634 5,073	(9)	226,988 209,900 186,727

(1)	Targeted bonuses paid.
(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.” See Note 12 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.
(3)	Cash incentive based on specific performance criteria or based on mathematical formula.
(4)	The Company’s nonqualified deferred compensation plan provides no above market or preferential earnings on deferred compensation.
(5)	Includes an automobile allowance of $8,400, matching contributions of $7,750 to the Company’s nonqualified deferred compensation plan and the salary of an executive assistant in the amount of $53,909 paid by the Company. The executive assistant performs certain duties related to Company activities and performs certain duties for Mr. and Mrs. Gleason personally. Since the allocation of this salary between Company and personal benefits is impractical, the total salary of this executive assistant is listed as a perquisite for Mr. Gleason. This arrangement was approved by the Board on November 15, 2005.
(6)	Includes matching contributions of $6,826 to the Company’s deferred nonqualified compensation plan.
(7)	Includes an automobile allowance of $8,400, matching contributions of $7,750 to the Company’s deferred nonqualified compensation plan and a country club membership for $6,033.
(8)	Includes matching contributions of $6,704 to the Company’s deferred nonqualified compensation plan.
(9)	Includes matching contributions of $6,179 to the Company’s deferred nonqualified compensation plan.

Grants of Plan-Based Awards in Fiscal Year 2008

All grants of options to employees are made under the Bank of the Ozarks, Inc. Stock Option Plan. The following table sets forth information concerning options granted in the last fiscal year and their potential realizable value with respect to the named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /SH) (1)	Closing Price on Grant Date	Grant Date Fair Value of Option Award (2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum	Threshold (#)	Target (#)	Maximum (#)
George Gleason	9/16/08	9/16/08	—	—	—	—	—	—	—	15,000	$27.07	$27.73	$114,300
Paul Moore	9/16/08	9/16/08	—	—	—	—	—	—	—	2,500	27.07	27.73	19,050
Mark Ross	9/16/08	9/16/08	—	—	—	—	—	—	—	5,000	27.07	27.73	38,100
Greg McKinney	9/16/08	9/16/08	—	—	—	—	—	—	—	2,500	27.07	27.73	19,050
Rex Kyle	9/16//08	9/16/08	—	—	—	—	—	—	—	1,700	27.07	27.73	12,954

(1)	The exercise price of option awards are determined pursuant to the Company’s Stock Option Plan as amended and last approved by Shareholders on April 17, 2007. The Stock Option Plan defines fair market value per share to be determined on the basis of the average of the highest reported asked price and the lowest reported bid price on the grant date. This resulted in a price slightly lower than the closing price on the grant date for 2008.
(2)	Amounts of $7.62 per share calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments.” See Note 12 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of Bank of the Ozarks, Inc.’s Common Stock at such date in the future when the option is exercised.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table sets forth information as of December 31, 2008 on all unexercised options previously awarded to the named executive officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George Gleason	3,000 3,400 3,000 15,000 20,000	15,000 15,000 15,000	(1) (2) (3)	— — — — — — — —	$12.785 22.065 28.63 33.60 35.42 32.055 31.04 27.07	9/10/09 9/16/10 9/28/11 1/25/12 11/7/12 10/17/13 10/16/14 9/16/15	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —

Paul Moore	2,000 2,300 2,300 — — —	2,300 2,300 2,500	(1) (2) (3)	— — — — — —	28.63 33.60 35.42 32.055 31.04 27.07	9/28/11 1/25/12 11/7/12 10/17/13 10/16/14 9/16/15	— — — — — —	— — — — — —	— — — — — —	— — — — — —

Mark Ross	3,400 2,500 2,300 3,500 — —	5,000 5,000 5,000	(1) (2) (3)	— — — — — — —	22.065 28.63 33.60 35.42 32.055 31.04 27.07	9/16/10 9/28/11 1/25/12 11/7/12 10/17/13 10/16/14 9/16/15	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —

Greg McKinney	400 500 800 — —	2,300 2,300 2,500	(1) (2) (3)	— — — — —	22.065 28.63 35.42 32.055 31.04 27.07	9/16/10 9/28/11 11/7/12 10/17/13 10/16/14 9/16/15	— — — — —	— — — — —	— — — — —	— — — — —

Rex Kyle	1,200 1,400 — —	1,500 1,700 1,700	(1) (2) (3)	— — — —	28.63 35.42 32.055 31.04 27.07	9/28/11 11/7/12 10/17/13 10/16/14 9/16/15	— — — — —	— — — — —	— — — — —	— — — — —

(1)	Granted October 17, 2006, and assuming continued employment, exercisable on October 17, 2009.
(2)	Granted October 16, 2007, and assuming continued employment, exercisable on October 16, 2010.
(3)	Granted September 16, 2008, and assuming continued employment, exercisable on September 16, 2011.

Option Exercises and Stock Vested in 2008 Fiscal Year

The following table sets forth information concerning exercise of options during the last fiscal year and stock awards vested for the named executive officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
George Gleason	None	$—	—	—
Paul Moore	3,400	30,589	—	—
Mark Ross	9,000	143,799	—	—
Greg McKinney	None	—	—	—
Rex Kyle	None	—	—	—

Nonqualified Deferred Compensation Table

The following table provides information about contributions, earnings, withdrawals and distributions in regard to the named executive officers under the Company’s Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions In Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
George Gleason	$42,410	$7,750	$(47,700)	—	$137,476
Paul Moore	93,703	6,826	5,742	—	279,328
Mark Ross	51,173	7,750	(50,397)	—	153,948
Greg McKinney	34,673	6,704	(22,923)	—	50,511
Rex Kyle	27,395	6,179	1,842	—	89,195

(1)	Amount of contribution is included as other compensation in the Summary Compensation Table.

Certain key employees who were no longer eligible to participate in the 401(k) Plan are allowed to participate in the unfunded Deferred Compensation Plan. See page 26 for a description of this plan.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A.

We certify that we have reviewed with the Company’s designated senior risk officer the named executive officers’ incentive compensation arrangements and have made reasonable efforts to ensure that such arrangements do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company.

Compensation Committee
Robert Trevino, Chairman
Steven Arnold
Henry Mariani
R. L. Qualls
Kennith Smith

Director Compensation

In 2008 non-employee directors were paid a quarterly retainer fee of $1,500, a fee of $750 per Board meeting attended, and $250 (increased to $350 effective 10/1/08), for attendance at each regular or special committee meeting and special Board meeting. The Company’s officers are not compensated for their service as directors or committee members.

In January 2009 the Compensation Committee approved changes effective January 1, 2009 for fees paid to non-employee directors for board meetings and committee meetings. Fees for 2009 will be $2,000 for attendance at regular board meetings and $500 for attendance at a special board meeting. No retainer will be paid. A fee of $350 will be paid for all regular or special committee meetings attended.

Additionally, the Company has a Non-Employee Director Stock Option Plan. Under this plan each non-employee director receives an initial grant of an option to purchase up to 1,000 shares of Common Stock upon his or her initial election as a director, and an option to purchase 1,000 shares of Common Stock following his or her re-election as a director at each annual meeting of SHareholders. Effective April 16, 2008 the Company granted options to each of its non-employee directors to purchase 1,000 shares of Common Stock at an exercise price of $29.93 per share. All options granted to non-employee directors became exercisable upon grant and expire 10 years after issue.

The following table sets forth compensation information for 2008 with respect to non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jean Arehart	$26,200	—	$4,520	—	—	—	$30,720
Ian Arnof	13,200	—	4,520	—	—	—	17,720
Steven Arnold	12,450	—	4,520	—	—	—	16,970
Richard Cisne	15,050	—	4,520	—	—	—	19,570
Bob East	13,700	—	4,520	—	—	—	18,220
Linda Gleason (2)	13,450	—	4,520	—	—	—	17,970
Henry Mariani	12,950	—	4,520	—	—	—	17,470
James Matthews	25,950	—	4,520	—	—	—	30,470
R. L. Qualls	27,950	—	4,520	—	—	—	32,470
Kennith Smith	27,700	—	4,520	—	—	—	32,220
Robert Trevino	15,550	—	4,520	—	—	—	20,070

(1)	Amounts calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments.” See Note 12 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. At December 31, 2008 each non-employee director has the following options outstanding to purchase the following number of shares of Common Stock: Jean Arehart – 4,000; Ian Arnof – 3,000; Steven Arnold – 5,000; Richard Cisne – 5,000; Robert East – 23,000; Linda Gleason – 15,000; Henry Mariani – 7,000; James Matthews – 5,000; R. L. Qualls – 7,000; Kennith Smith – 7,000 and Robert Trevino – 5,000.
(2)	No compensation is allocated to Mrs. Gleason in this table for the benefit of an executive assistant who performs certain duties for Mr. and Mrs. Gleason. See footnote (4) to the Summary Compensation Table on page 32 which reflects the salary of such executive assistant as other compensation for Mr. Gleason.

Compensation Committee Interlocks and Insider Participation

During 2008 the Compensation Committee consisted of Messrs. Trevino, as Chairman, Arnold, Mariani, Qualls and Smith. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board has determined that each member of the Compensation Committee qualifies as “independent” under NASDAQ listing standards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board to qualify as independent directors under the Sarbanes-Oxley Act, related SEC Rules and NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on January 20, 2009 to clarify certain language appearing in the Charter. A copy of the Audit Committee’s Charter is available on the Company’s website at www.bankozarks.com.

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, this committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the engagement, compensation and over-sight of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence and the Audit Committee has discussed with the independent auditor the independent auditor’s independence from the Company and its management. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee
of the Board of Directors
Henry Mariani, Chairman
Ian Arnof
Richard Cisne
R. L. Qualls

CERTAIN TRANSACTIONS

The Nominating and Governance Committee of the Board (the “Governance Committee”), pursuant to its written charter has the following responsibilities, among others:

(i) the review and approval of any transaction between the Company and any officer, director or affiliate of the Company that would be required under rules and regulations of the Securities and Exchange Commission to be disclosed in the Company’s annual proxy statement (a “Related Party Transaction”). The Governance Committee’s review of each Related Party Transaction shall include an analysis of whether the terms of the transaction are fair to the Company;

(ii) the annual review of the terms and fairness of each Related Party Transaction; and

(iii) the periodic report of the Governance Committee’s findings of the review of Related Party Transactions to the full Board.

Specifically, it is the practice of the Governance Committee to review on an annual basis all transactions and other business relationships during the prior year between the Company and its bank subsidiary and their directors and executive officers and their immediate family members and affiliates (each, a “Related Party”). Designated officers of the Company present to the Governance Committee reports with respect to all deposit, loan, lease, mortgage loan, trust and miscellaneous transactions and relationships for persons considered to be related persons for the prior year. The Governance Committee’s review includes a determination that such Related Party Transactions or relationships are fair, reasonable and appropriate for the Company and its bank subsidiary and consistent with the terms of similar transactions or relationships with other customers or unrelated persons. In addition, it is the Company’s general practice that its Board, or an appropriate committee thereof, approve in advance all material transactions, other than transactions in the ordinary course of business, between the Company and its bank subsidiary and all Related Parties.

Director Robert East is the managing partner of Advanced Cabling Systems LLC, a corporation that has performed wiring and cabling installation for some of the Company’s facilities. The Company paid Advanced Cabling Systems LLC $223,851 in 2008, none in 2007 and $4,218 in 2006 for such installation work.

The Company, through its bank subsidiary, has had, in the ordinary course of business, banking transactions with certain of its officers and directors and with certain officers and directors of the bank subsidiary. All loan transactions with such officers and directors, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company’s other banking transactions or other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, the Company’s executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year its directors and executive officers have complied with all applicable filing requirements except for a Form 4 due October 24, 2008 but filed on October 31, 2008 for Kennith Smith as a result of a sale of 130 shares of the Company’s Common Stock held in an IRA.

AUDIT FEES; AUDITORS TO BE PRESENT

Crowe Horwath LLP served as the Company’s independent auditors for the years ended December 31, 2008 and 2007. Representatives of Crowe Horwath LLP will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees incurred for services provided by the Company’s independent auditors for these periods were:

	2008	2007
Audit Fees	$286,500	$275,000
Audit-Related Fees	—	—
Tax Service Fees	—	—

	$286,500	$275,000

Audit fees totaling $286,500 and $275,000 for 2008 and 2007, respectively, relate to the audit of the Company’s consolidated financial statements, review of the Company’s quarterly reports on Form 10-Q and the audit of the Company’s 401(k) Plan. These fees do not include reimbursements for travel or other out of pocket expenses. The Company did not engage Crowe Horwath LLP for any other services in fiscal 2008 and 2007. Tax services are provided by another accounting firm.

The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent auditors. The policy requires that all audit services and audit-related services to be performed by the independent auditors be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s independent auditors may be waived if the aggregate amount of all such non-audit services provided by the independent auditors is less than five percent of the total amount of revenues paid by the Company to the independent auditors during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee.

SHAREHOLDER PROPOSALS

Any Shareholder proposal to be presented at the 2010 Annual Meeting should be directed to the Corporate Secretary of the Company, and must be received by the Company on or before December 22, 2009 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

Additionally the Company’s bylaws contain an advance notice provision which provides that a matter may not be brought before the Company’s annual meeting by a Shareholder unless the proposal (the “Proposal”) is delivered in writing to the Corporate Secretary of the Company no later than 30 days prior to the Company’s fiscal year end. Accordingly, if any Shareholder of the Company desires to submit a Proposal for consideration to be brought before the Company’s 2010 Annual Meeting, the Shareholder must deliver written notice of the Proposal to the Corporate Secretary of the Company no later than December 1, 2009.

ADDITIONAL INFORMATION AVAILABLE

Upon written request the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

The Company does not presently know of any business other than that described above to be presented to the Shareholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions “Compensation Discussion and Analysis” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

/s/ George Gleason
George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

March      2009

APPENDIX A

BANK OF THE OZARKS, INC.

2009 RESTRICTED STOCK PLAN

ARTICLE VIII

RESTRICTED STOCK UNITS

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BANK OF THE OZARKS, INC. 2009 RESTRICTED STOCK PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

Section 1.1. Establishment. Bank of the Ozarks, Inc. (the “Company”) hereby establishes the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan (the “Plan”) effective April 21, 2009, subject to approval by the Shareholders of the Company on that date.

Section 1.2. Purpose. The Plan is intended to provide incentive to key employees and officers of the Company to foster and promote the long-term financial success of the Company and materially increase Shareholder value. The Plan is also intended to encourage proprietary interest in the Company, to encourage such individuals to remain in the employ of the Company and to attract new employees with outstanding qualifications. In furtherance thereof, the Plan permits incentives to key employees and officers of the Company.

ARTICLE II

DEFINITIONS

Section 2.1. Definitions. The following terms have the following meanings when used herein, unless the context clearly indicates otherwise.

(a) “Agreement” means a written agreement entered into between the Company and the recipient of a Grant which sets forth the terms and conditions of the Grant.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, unless otherwise provided in a Participant’s Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or a Subsidiary, (iii) the commission of a felony, a crime of moral turpitude or any crime involving the Company or a Subsidiary, (iv) fraud, misappropriation, dishonesty or embezzlement, (v) incompetence or a material breach of the Participant’s employment agreement (if any) with the Company or a Subsidiary, (other than a termination of employment by the Participant), or (vi) any unlawful act detrimental to the Company or a Subsidiary, all as determined in the sole discretion of the Committee.

(d) “Change in Control” means the earlier to occur of any of the following: (i) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company’s Shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (ii) any person or entity (other than any employee benefit plan or plans of the Company or its subsidiaries or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity) or any group acting in concert, shall acquire or control twenty-five percent (25%) or more of the outstanding voting shares of the Company; provided however, that with respect to any person or entity owning or controlling 10% or more of the outstanding voting shares of the Company as of the effective date of the Plan, either acting alone or in concert with one or more of its wholly-owned subsidiaries, the amount of such voting shares so owned or controlled shall be deducted for purposes of this determination; (iii) if, upon a merger, combination, consolidation or reorganization of the Company, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately thereafter; (iv) all or substantially all of the assets of the Company are sold or otherwise disposed of; or (v) the Committee or the Board determines, in its sole discretion, that any other business combination or other event (existing or anticipated) shall be deemed a change in control.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any related rules, regulations and interpretations.

(f) “Committee” means the Personnel and Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

(g) “Common Stock” means the Company’s Common Stock, par value $0.01, either currently existing or authorized hereafter and any other stock or security resulting from adjustment thereof as described herein, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.

(h) “Company” means Bank of the Ozarks, Inc. and any successor or assignee corporation(s) into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(i) “Disability” means a Participant’s inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

(j) “Effective Date” means April 21, 2009; provided, however, no Common Stock may be issued unless the Plan is approved by a vote of the holders of a majority of the outstanding shares of Common Stock at a meeting of the Shareholders of the Company held on or within 12 months after the Effective Date.

(k) “Eligible Persons” means Employees and officers of the Company or a Subsidiary. The Committee will determine the eligibility of Employees and officers based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Company or a Subsidiary of such individual’s accomplishments and potential contribution to the success of the Company or a Subsidiary.

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(l) “Employee” means an individual, including an officer of the Company, who is employed as a common-law employee of the Company or a Subsidiary. An “Employee” shall not include any person classified by the Company or a Subsidiary as an independent contractor even if the individual is subsequently reclassified as a common-law employee by a court, administrative agency or other adjudicatory body.

(m) “Fair Market Value” for any given date means the reasonable value of the Common Stock as determined by the Board, in its sole discretion. If the Common Stock is listed on a securities exchange or traded over a national market system, Fair Market Value means the average of the highest reported asked price and the lowest reported bid price reported on that exchange or market on the relevant date, or if there is no sale for the relevant date, then on the last previous date on which a sale was reported.

(n) “Grant” means an award of Restricted Stock or a Restricted Stock Unit, to an Eligible Person.

(o) “Participant” means any Eligible Person to whom a Grant is made, or the Successors of the Participant, as the context so requires.

(p) “Plan” means the Company’s 2009 Restricted Stock Plan, as set forth herein, and as the same may from time to time be amended.

(q) “Restricted Stock” means Common Stock granted to a Participant subject to the terms and conditions established by the Committee pursuant to Article VII.

(r) “Restricted Stock Unit” means a right granted to a Participant under Article VIII.

(s) “Restriction Period” means the period of time during which restrictions established by the Committee shall apply to a Grant.

(t) “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, as defined in Code Section 424(f).

(u) “Termination of Service” means the time when the employee-employer relationship or directorship or other service relationship (sufficient to constitute service as an Eligible Person) between the Participant and the Company or a Subsidiary is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, Disability, death or retirement; provided, however, Termination of Service shall not include: (i) a termination where there is a simultaneous reemployment of the Participant by the Company or a Subsidiary or other continuation of service (sufficient to constitute service as an Eligible Person), or (ii) an employee who is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee). The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including but not limited to the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service.

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ARTICLE III

ADMINISTRATION

Section 3.1. General. The Plan shall be administered by the Committee, subject to Board approval in instances where the Board by resolution determines to require such approval.

Section 3.2. Committee Meetings. The Committee shall meet from time to time as determined by its chairman or by resolution adopted in writing by a majority of the members of the Committee or by a majority of the members of the Committee present at any meeting at which a quorum is present. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

Section 3.3. Powers of the Committee. Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility in awarding Grants, the Committee shall have the power:

(a) to determine from time to time the Eligible Persons who are to be awarded Grants and the nature and amount of Grants, and to generally determine the terms, provisions and conditions (which need not be identical) of Grants awarded under the Plan, not inconsistent with the terms of the Plan;

(b) to construe and interpret the Plan and Grants thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Agreement or in any related agreements in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) to amend any outstanding Grant and to accelerate or extend the vesting or exercisability of any Grant, all subject to Section 9.3, and to waive conditions or restrictions on any Grants, all to the extent it shall deem appropriate; provided that any acceleration of the vesting or exercisability of any Grant, other than in connection with a Change in Control, Disability or death of a Participant, shall occur only upon the approval of such acceleration of vesting or exercisability by the holders of the Common Stock of the Company;

(d) to cancel, with the consent of a Participant or as otherwise permitted by the Plan, outstanding Grants;

(e) to determine whether, and to what extent and under what circumstances, Grants may be settled in cash, Common Stock, other property or a combination of the foregoing;

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(f) to appoint agents as the Committee deems necessary or desirable to administer the Plan;

(g) to provide for the forms of Agreements to be utilized in connection with the Plan, which need not be identical for each Participant;

(h) to authorize, by written resolution, one or more officers of the Company to make Grants to nonofficer Employees and to determine the terms and conditions of such Grants, provided, however, (i) the Committee shall not delegate such responsibility to any officer for Grants made to an Employee who is considered an insider, (ii) the Committee’s resolution providing for such authorization sets forth the total number of Grants such officer may award and any other conditions on the officer’s authority to make Grants, and (iii) the officer shall report to the Committee, as the Committee may request, information regarding the nature and scope of the Grants made pursuant to the delegated authority; and

(i) generally to exercise such powers and to perform such acts as are deemed necessary or expedient to carry out the terms of the Plan and to promote the best interests of the Company with respect to the Plan.

Section 3.4. Grants to Committee Members. Notwithstanding Section 3.3, any Grant awarded under the Plan to an Eligible Person who is a member of the Committee shall be made by a majority of the directors of the Company who are not on the Committee.

Section 3.5. Committee Decisions and Determinations. Any determination made by the Committee or Board pursuant to the provisions of the Plan or an Agreement shall be made in its sole discretion in the best interest of the Company, not as a fiduciary. All decisions made by the Committee or Board pursuant to the provisions of the Plan or an Agreement shall be final and binding on all persons, including the Company, a Subsidiary, Participants and Successors of the Participants. Any determination by the Committee or Board shall not be subject to de novo review if challenged in any court or legal forum.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

Section 4.1. Eligibility. Any Eligible Person may receive Grants under the Plan.

Section 4.2. Participation. Whether an Eligible Person receives a Grant under the Plan will be determined by the Committee, in its sole discretion, as provided in Section 3.3. To receive a Grant an Eligible Person must enter into an Agreement evidencing the Grant.

ARTICLE V

SHARES SUBJECT TO PLAN

Section 5.1. Available Shares. Shares hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares purchased by the Company

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for purposes of the Plan. The certificates for Common Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement or as the Committee may otherwise deem appropriate. Subject to adjustment pursuant to Section 5.3, the maximum number of shares of Common Stock that may be issued under the Plan as a result of all Grants is Two Hundred Thousand (200,000) shares.

Section 5.2. Previously Granted Shares. Subject to Sections 5.1 and 5.3, the Committee has full authority to determine the number of shares of Common Stock available for Grants. In its discretion, the Committee may include as available for distribution all of the following:

(a) Common Stock subject to a Grant that has been forfeited;

(b) Common Stock under a Grant that otherwise terminates, fails to vest, expires or lapses in whole or in part without issuance of Common Stock being made to a Participant; and

(c) Common Stock subject to any Grant that settles in cash or a form other than Common Stock.

Section 5.3. Adjustments. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

(a) The aggregate number and kind of shares that may be issued under this Plan may be adjusted appropriately; and

(b) Rights under outstanding Grants made to Eligible Persons hereunder, both as to the number of subject shares and the Exercise Price, may be adjusted appropriately.

Notwithstanding anything herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with applicable rules of the Code and Section 9.12.

The foregoing adjustments and the manner of application of the foregoing provisions to Grants shall be determined solely by the Committee on a case-by-case basis, applied to similarly situated groups or in any other manner as it deems in its sole discretion. Any adjustment hereunder may provide for the elimination of fractional share interests.

Section 5.4. Code Section 409A Limitation. Any adjustment made pursuant to Section 5.3 to any Grant that is considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any adjustments made pursuant to Section 5.3 to any Grant that is not considered “deferred compensation” shall be made in a manner to ensure that after such adjustment, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.

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ARTICLE VI

GRANTS IN GENERAL

Section 6.1. Agreement. Each Grant hereunder shall be evidenced by an Agreement as of the date of the Grant and executed by the Company and the Eligible Person. Each Agreement shall set forth the terms and conditions as may be determined by the Committee consistent with the Plan. The Agreement shall state the number of shares of Common Stock to which the Grant pertains and may provide for adjustment in accordance with Section  5.3. As applicable, each Agreement must state the Exercise Price or other consideration to be paid for any Grant.

Section 6.2. Time of Granting of an Award. The award date of a Grant shall, for all purposes, be the date on which the Committee makes the determination awarding such Grant, or such other date as is determined by the Board. Notice of the determination of a Grant shall be given to each Eligible Person to whom a Grant is awarded within a reasonable period of time after the date of such Grant.

Section 6.3. Term and Nontransferability of Grants. No Grant is assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Participant was domiciled at the time of his or her death; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) is in no event a transfer for value, and (iii) is otherwise appropriate and desirable.

Section 6.4. Termination of Services. Unless otherwise provided in the applicable Agreement or as determined by the Committee, Grants shall be governed by the following provisions:

(a) Termination of Service, Except by Death or Disability. In the event of a Participant’s Termination of Service for any reason other than the Participant’s death or Disability, the Participant’s Grant shall be forfeited upon the Participant’s Termination of Service.

(b) Death or Disability of Participant. Grants shall fully vest on a Participant’s Termination of Service by reason of the Participant’s death or Disability, subject to Section  9.12 and the limitations imposed under applicable laws.

Section 6.5. Participation. There is no guarantee that any Eligible Person will receive a Grant under the Plan or, having received a Grant, that the Participant will receive a future Grant on similar terms or at all. There is no obligation for uniformity of treatment of Eligible Persons with respect to who receives a Grant or the terms and conditions of Participants’ Grants.

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ARTICLE VII

RESTRICTED STOCK

Section 7.1. General. The Committee has authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Eligible Person, the Restriction Period within which such Grants may be subject to forfeiture in accordance with applicable laws and any other terms and conditions of such Grants.

Section 7.2. Delivery. The Company shall issue the shares of Restricted Stock to each recipient who is awarded a Grant of Restricted Stock either in certificate form or in book entry form, registered in the name of the recipient, with legends or notations, as applicable, referring to the terms, conditions and restrictions applicable to any such Grant and record the transfer on the Company’s official Shareholder records; provided that the Company may require that any stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that as a condition of any Grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Grant.

Section 7.3. Shareholder Rights. Unless the Committee specifies otherwise in the Restricted Stock Agreement, the Participant will have, with respect to the Restricted Stock, all of the rights of a Shareholder of the Company holding the Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends, subject to Section 6.3. If any dividends are paid in Common Stock, the Common Stock will be subject to the same restrictions as applied to the Grant of Restricted Stock with respect to which they were paid.

Section 7.4. Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

Section 7.5. Section 83(b) Election. The Committee or the Board may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 9.6, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

ARTICLE VIII

RESTRICTED STOCK UNITS

Section 8.1. General. The Committee has authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit is a bookkeeping entry of a grant of Common Stock that will be settled by delivery of Common Stock, the payment of

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cash based upon the Fair Market Value of a specified number of shares of Common Stock or a combination thereof. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants.

Section 8.2. Rights. The Committee is entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Stock, if any.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Effect of a Change in Control. Notwithstanding any other provision of this Plan to the contrary but within the restrictions of Section 9.12, all unvested, unexercisable or restricted Grants shall automatically vest, become exercisable and become unrestricted without further action by the Board or Committee upon a Change in Control, unless provisions are made in connection with the transaction resulting in the Change in Control for the assumption of Grants theretofore awarded, or the substitution for such Grants of new grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 5.3.

Section 9.2. Rights as a Shareholder. Other than certain voting and dividend rights permitted by the Plan or an Agreement, no person shall have any rights of a Shareholder as to Common Stock subject to a Grant until, after proper transfer of the Common Stock subject to a Grant or other required action, such shares have been recorded on the Company’s official Shareholder records as having been issued and transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official Shareholder records.

Section 9.3. Modification, Extension and Renewal of Grants.

(a) Ability. Within the limitations of the Plan and applicable laws, the Committee may modify, extend or renew outstanding Grants, accept the cancellation of outstanding Grants (to the extent not previously exercised) to make new Grants in substitution therefor, accelerate vesting, subject to Section 3.3(c), and waive any restrictions, forfeiture provisions or other terms and conditions on Grants. The foregoing notwithstanding, no such action shall apply to a Grant without the consent of the Participant if it would alter or impair any rights or obligations under any Grant previously made.

(b) Code Section 409A Limitation. Any action taken under subsection (a) hereunder to any Grant that is considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any action taken under subsection (a) hereunder to any Grant that is not considered “deferred compensation” within the meaning of Code Section 409A shall be made in a manner to ensure that after such action, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.

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Section 9.4. Term of Plan. Grants may be made pursuant to the Plan until the expiration of ten (10) years from the Effective Date of the Plan, unless the Company sooner terminates the Plan under Section 9.5.

Section 9.5. Amendment or Termination of the Plan. The Board may from time to time, with respect to any Common Stock at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to Grants previously made without the written consent of the Participant holding such Grant and unless such amendments are in connection with compliance with applicable laws (including but not limited to Code Section 409A), stock exchange rules or accounting rules; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

Section 9.6. Tax Withholding. Each recipient of a Grant shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Common Stock to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Participant with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an Employee of the Company or a Subsidiary at the time such withholding is effected, by withholding from the Participant’s cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide shares of Common Stock to the Participant.

Section 9.7. Notices. All notices under the Plan shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, and if to a Participant or recipient of a Grant, shall be delivered personally or mailed to the Participant or recipient of a Grant at the address appearing in the records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section.

Section 9.8. Rights to Employment or Other Service. Nothing in the Plan or in any Grant made under the Plan shall confer on any individual any right to continue in the employ or other service of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate the individual’s employment or other service at any time.

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Section 9.9. Exculpation and Indemnification. To the maximum extent permitted by law, the Company or a Subsidiary shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

Section 9.10. No Fund Created. Any and all payments hereunder to recipients of Grants hereunder shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company.

Section 9.11. Additional Arrangements. Nothing contained herein precludes the Company from adopting other or additional compensation or benefit arrangements.

Section 9.12. TARP Laws. Notwithstanding any other provision of the Plan, the Committee may not make any Grant that is prohibited by or inconsistent with the Emergency Economic Stabilization Act’s Troubled Assets Relief Program, Capital Purchase Program or the American Recovery and Reinvestment Act of 2009 or the rules, regulations or other guidance issued under such laws, as such may be amended from time to time (collectively, the “TARP laws”). Further, notwithstanding any other provision of the Plan, a Grant will not be amended, automatically vested or otherwise adjusted in any manner prohibited by the TARP laws.

Section 9.13. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights and shall not be used in construing the terms of the Plan.

Section 9.14. Governing Law. Except as governed by federal law, the laws of the state of Arkansas shall govern the plan, without reference to principles of conflict of laws.

Section 9.15. Execution. The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this      day of             , 2009.

BANK OF THE OZARKS, INC.

By:
George Gleason, Chairman of the Board of
Directors and CEO

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17901 CHENAL PARKWAY

P.O. BOX 8811

LITTLE ROCK, AR 72231-8811 VOTE BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Bank of the Ozarks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bank of the Ozarks, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

BOTOS1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BANK OF THE OZARKS, INC. For Withhold For All

All All Except

Vote On Directors

1. TO ELECT ELEVEN DIRECTORS:

Nominees:

01) George Gleason 07) Linda Gleason

02) Mark Ross 08) Henry Mariani

03) Jean Arehart 09) James Matthews

04) Steven Arnold 10) R. L. Qualls

05) Richard Cisne 11) Kennith Smith

06) Robert East

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote On Proposals

2. TO RATIFY THE AUDIT COMMITTEE'S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE HORWATH LLP AS INDEPENDENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2009.

3. TO APPROVE THE 2009 RESTRICTED STOCK PLAN.

4. TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THE PROXY STATEMENT.

For Against Abstain

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear(s) below. If stock is in the names of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a limited liability company or partnership, please sign in company or partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.?

Please indicate if you plan to attend this meeting.??

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

BANK OF THE OZARKS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 21, 2009

The undersigned shareholder(s) of Bank of the Ozarks. Inc. (the "Company") hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the 2009 Annual Meeting of Shareholders to be held at the Company's office, 17901 Chenal Parkway, Little Rock, AR 72223, on Tuesday, April 21, 2009 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1, TO RATIFY THE AUDIT COMMITTEE'S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE HORWATH LLP AS INDEPENDENT AUDITORS IN PROPOSAL 2, TO APPROVE THE 2009 RESTRICTED STOCK PLAN IN PROPOSAL 3, AND TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION IN PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

BOTOS2